Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated November 7, 2025, relating to the consolidated financial statements of Li Bang International Corporation Inc. and subsidiaries as of June 30, 2025 and 2024, and for each of the years in the three-year period ended June 30, 2025, included in the Registrant’s 2025 annual report on Form 20-F filed with the Securities and Exchange Commission on November 7, 2025.

We also consent to the reference to us under the heading “Experts” in this Form F-3.

/s/ Wei, Wei & Co., LLP

Flushing, New York

November 25, 2025